FRANCHISE FINANCE CORPORATION OF AMERICA

                            (a Delaware corporation)

                        6,000,000 Shares of Common Stock


                               PURCHASE AGREEMENT

                                                                January 27, 1999

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Bear, Stearns & Co. Inc.
as Representatives of the several Underwriters
c/o   Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
North Tower
World Financial Center
New York, NY 10281-1209

Ladies and Gentlemen:

                  Franchise Finance Corporation of America, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc. ("Bear Stearns") and each of the other Underwriters named in
Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Bear Stearns are acting as representatives (in such capacity, the "Representatives") with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth in Schedule I hereto (the "Initial Securities") and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 900,000 additional shares of Common Stock (the "Option Securities" and, together with the Initial Securities, the "Securities") to cover over-allotments, if any.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-26437) and pre-effective amendment no. 1 thereto relating to the offering from time to time of debt securities, common stock or preferred stock in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act") and will file such additional amendments and supplements thereto as may herein be required. Such registration statement has been declared effective by the Commission. Such registration statement (as amended), and the prospectus constituting a part thereof and each prospectus supplement relating to the
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offering of the Securities (including in each case all documents incorporated or deemed to be incorporated by reference therein, and the information, if any, deemed to be part thereof pursuant to Rule 434 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which
is  "described,"   "disclosed,"  "contained,"  "included"  or  "stated"  in  the
Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 333-26437) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

                  The Company understands that the Underwriters propose to sell the Securities in a public offering as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to the Underwriters as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:

                  (i) The Company meets the requirements for use of Form S-3 under the 1933 Act, and at the respective times the Registration Statement became effective and any post-effective amendments thereto become effective and on the date hereof, the Registration Statement did and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the

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         Commission  under the 1939  Act,  and did not and will not  contain  an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, on the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, in which case at the time it is first provided to the Underwriters for such use), and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. For purposes of this Section l(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

                  (ii) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) The financial  statements  included or  incorporated  by reference in the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial information included in the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

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                  (iv) Since the  respective  dates as of which  information  is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business ("Material Adverse Change"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, either singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                  (vi) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, either singly or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, none of the outstanding shares of capital stock of the subsidiaries was issued in violation of the preemptive or similar rights of any stockholder of such corporation arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party. The Company does not own, directly or indirectly through a "qualified REIT subsidiary" (within the meaning of Section 856(i) of the Internal Revenue Code of 1986, as amended (the "Code")), any partnership, limited liability company, association or other entity, any shares of stock or any other debt or equity securities of, or other interests in,

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         any  corporation,   firm,   partnership,   limited  liability  company,
         association or other entity, other than (1) stock of a corporation or equity of any entity that the Company has been advised by its legal counsel qualifies as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, (2) stock or other debt or equity securities of any issuer (other than a partnership or limited liability company, the ownership of which is governed by (3) below) where (i) the Company has been advised by legal counsel that such ownership would not constitute ownership of more than 9.8% of the voting securities of such issuer (within the meaning of Section 856(c)(5) of the Code) and (ii) the Company has determined in good faith that the fair market value of the stock and securities of any one such issuer does not exceed 4.8% of the value of the total assets of the Company, or (3) interests in a partnership or limited liability company where (i) the Company has received a written opinion of its legal counsel that such a partnership or limited liability company is properly treated as a partnership, rather than an association or publicly traded partnership taxable as a corporation, for federal income tax purposes and (ii) such partnership or limited liability company does not itself own debt or equity securities of any issuer that could cause the Company to violate the
         representation   contained  in  clause  (2)  above.  As  used  in  this
         Agreement,   "subsidiary"  shall  mean  (i)  any  corporation,   trust,
         association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equivalent interests entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other subsidiaries of the Company (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is the Company or a subsidiary of the Company or (b) the only general partners of which are the Company or one of more subsidiaries of the Company (or any combination thereof).

                  (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Prospectus, pursuant to the exercise of options referred to in the Prospectus or pursuant to the Company's dividend reinvestment plan), and all of such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and, except for the preemptive rights of Colony Investors III, L.P., a Delaware limited partnership ("Colony"), are not subject to preemptive rights.

                  (viii) Neither the Company nor any of its subsidiaries is (a) in violation of its charter or bylaws or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for, in the case of (b), any such defaults which would not, either singly or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations

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         hereunder and  thereunder  (including  the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, including the Second Amended and Restated Credit Agreement between the Company and NationsBank of Texas, N.A. dated December 29, 1997 (the "NationsBank Facility"), or to which any of the property or assets of the Company or any of its subsidiaries is subject except for any such conflict, breach, default or Repayment Event which would not, either singly or in the aggregate, have a Material Adverse Effect, (ii) violate Section 6.2 of the NationsBank Facility, or (iii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule or regulation, or any judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries. As used herein, a "Repayment Event" means any event or condition which
         gives  the  holder  of  any  note,   debenture  or  other  evidence  of
         indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (ix) There is no existing labor dispute with the employees of the Company or any of its subsidiaries that would have, either singly or in the aggregate, a Material Adverse Effect.

                  (x)  There  is  no  action,  suit,   proceeding,   inquiry  or
         investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in any Material Adverse Change, or which might reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

                  (xi) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") which have not been so described and filed as required.

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                  (xii)  To  the  extent   applicable,   the   Company  and  its
         subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable
         proprietary  or  confidential  information,   systems  or  procedures),
         trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights or of any facts or circumstances which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, either singly or in the aggregate, would result in any Material Adverse Change.

                  (xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (xiv) The Company and its subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess or comply with any such Governmental License would not, either singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, either singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have, either singly or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, either singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (xv) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xvi) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and the Underwriters will receive valid title to the Securities, free and clear of all security interests,

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         mortgages,  pledges, liens,  encumbrances and claims; the capital stock conforms to all statements relating thereto contained or incorporated by reference in the Prospectus and the Registration Statement and such description conforms to the rights set forth in the instruments defining the same; and, except for the preemptive rights of Colony which have been waived, the issuance of the Securities is not subject to preemptive rights arising by operation of law, under contract, under the charter and bylaws of the Company or otherwise. The Securities will conform in all material respects to the respective statements thereto contained in the Prospectus.

                  (xvii) Except as set forth in the Prospectus, the Company and its subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the violation of which, either singly or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

                  (xviii) Except as otherwise disclosed in the Prospectus: (i) the Company and its subsidiaries have good and marketable title to all properties and assets (or a valid first lien as to mortgaged properties) described in the Prospectus as being owned (or mortgaged) by them, or reflected in the most recent consolidated balance sheet of the Company contained in the Prospectus; (ii) all liens, charges, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (iii) no person or entity, other than tenants under the leases or guarantors thereof pursuant to which the Company and its subsidiaries lease all or a portion of their properties, has an option or right of first refusal or any other right to purchase any of such properties, except for such options or rights which would not, either singly or in the aggregate, have a Material Adverse Effect; (iv) each of the properties of the Company and its subsidiaries, at the time such property was acquired or at the time the loan by the Company with respect to such property was made, had access to public rights of way, either directly or through insured easements, except to the extent the failure to have such access would not, either singly or in the aggregate, have a Material Adverse Effect; (v) each of such properties, at the time such property was acquired or at the time the loan by the Company with respect to such property was made, was served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except to the extent the failure to have such service would not, either singly or in the aggregate, have a Material Adverse Effect;
         (vi) each of such properties complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not, either singly or in the aggregate, have a Material Adverse Effect; (vii) the real property leases and equipment leases, if any, relating to each of such properties are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and (viii) there is no pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company and its subsidiaries, except such proceedings or actions which would not, either singly or in the aggregate, have a Material Adverse Effect.

                  (xix) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xx) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxi) Except as described in the Registration  Statement,  (A)
         neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), except where the Company or its subsidiaries have obtained one or more policies of environmental insurance to cover such risks, with deductible amounts, loss limits and aggregate liability limitations which were deemed reasonably appropriate by the Company under the circumstances, and, except such violations as would not, either singly or in the aggregate, have a Material Adverse Effect, and (B) there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws, which, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect (after taking into account any amounts to which the Company would be entitled under its environmental liability insurance policies).

                  (xxii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any post-effective amendments thereto become effective and at the Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (xxiii) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

                  (xxiv) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxv) The Company and its subsidiaries have not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased or paid anyone (other than, to the extent applicable, payments made by the Company pursuant to the terms of, and in accordance with, the Company's dividend reinvestment plan) any compensation for soliciting purchases of, the Securities,  or
         (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (xxvi) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

                  (xxvii) The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Underwriters.

                  (xxviii) The Company has been and is organized in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation has at all times enabled, and its proposed method of operation will enable, the Company to qualify as a REIT under the Code.

                  (xxix) The Company and each of its subsidiaries has title insurance on all real property described in the Prospectus as being owned (or held under a ground lease) or financed by any of them in an amount at least equal to the cost of acquisition of such property or the original principal amount of the loan provided by any of them, as the case may be, and each such property is insured by extended coverage hazard and casualty insurance in an amount not less than 90% of the full replacement cost of the improvements located thereon (exclusive of excavation and foundations), except for such properties which are covered by insurance in an amount less than 90%, the total loss of which would not have, either singly or in the aggregate, a Material Adverse Effect, and there are in effect for such properties and assets insurance policies covering risks and in amounts that are commercially reasonable for such types of properties and assets and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar properties or assets or required by commercial lenders with respect to similar properties or assets and all such insurance is in full force and effect.

         (b) Any certificate signed by any senior officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         SECTION 2. SALE AND DELIVERY TO UNDERWRITER; CLOSING.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at the prices set forth on Schedule II hereto (which is a part hereof), the number of Initial Securities set forth in Schedule I hereto opposite the name of such Underwriter. The initial public offering price and the purchase price to be paid by the Underwriters for the Securities are set forth on Schedule II hereto and a prospectus supplement will be filed in accordance with Rule 424(b) of the 1933 Act.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 900,000 shares of Common Stock at the price per share set forth in Schedule II, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchase of fractional shares.

         (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Franchise Finance Corporation of America, 17207 North Perimeter Drive, Scottsdale, Arizona, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. on the third business day (unless postponed in accordance with the provisions of Section 10) following the date after execution of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company in immediately available funds against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Securities will be made available for examination and packaging by the Underwriters in The City of New York not later than 3:00 P.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         Section 3. COVENANTS OF THE COMPANY. The Company covenants with the Underwriters as follows:

                  (a) Promptly following the execution of this Agreement, the Company will prepare a prospectus supplement setting forth the terms of such Securities not otherwise specified in the Prospectus, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowances, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the prospectus supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters as many copies of the Prospectus and such prospectus supplement as the Underwriters shall reasonably request.

                  (b) The Company will notify each Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, or when any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus supplement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434, the Company will provide each Underwriter with copies of the form of Rule 434 Prospectus, in such number as each Underwriter may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act in accordance with Rule 424(b) of the 1933 Act by the close of business in New York on the business day immediately succeeding the date of this Agreement.

                  (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Securities, the Company will give each Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations or any term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish each Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.

                  (d) The Company has furnished or will deliver to each Underwriter and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to each Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

                  (e) The Company will furnish to each Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as each

         Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                  (f) If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as each Underwriter may reasonably request.

                  (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                  (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  (j) In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, the Company agrees to indemnify and hold harmless each Underwriter from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company of the Cuba Act.

                  (k) The Company, during the period when the Prospectus, is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (l) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause
         (i) or (ii) above is to be settled by delivery of Common Stock of such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus,
         (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) any shares of Common Stock issued by the Company for use as consideration in a financing transaction, provided that the recipient of the Company's Common Stock pursuant to such a financing transaction complies with this Section 3(l).

                  (m) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (n) The Company will use its best efforts to have the shares of Common Stock which it agrees to sell under this Agreement listed, subject to notice of issuance, on the New York Stock Exchange on or before Closing Time.

         SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities,
(iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey,
(vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto including any term sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (xi) the fee of any filing for review of the offering with the National Association of Securities Dealers, Inc., if any, including the reasonable fees and expenses of counsel for the Underwriters in connection therewith and (xii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder and to the following further conditions:

                  (a) The Registration Statement shall be effective prior to the date hereof, and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus supplement shall have been transmitted to the Commission for filing in accordance with Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of the 1933 Act Regulations.

                  (b) At the Closing Time the Representatives shall have received:

                           (1) The  favorable  opinion,  dated as of the Closing
                  Time, of Kutak Rock, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                    (i) The Company  has been duly  incorporated
                           and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                                    (ii) The Company has the corporate power and
                           authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement.

                                    (iii) The  Company  is duly  qualified  as a
                           foreign corporation to transact business and is in good standing in Arizona and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the case of jurisdictions other than Arizona, where the failure to so qualify or to be in good standing would not, either singly or in the aggregate, have a Material Adverse Effect.

                                    (iv) The authorized,  issued and outstanding
                           capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Prospectus and pursuant to the Company's dividend reinvestment plan and non-employee director stock plan) and, to the best of their knowledge, all of such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

                                    (v) Each  subsidiary of the Company has been
                           duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to so qualify or to be in good standing would not, either singly or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge and information, is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                                    (vi)   This    Agreement   has   been   duly
                           authorized, executed and delivered by the Company.

                                    (vii)   The   Securities   have   been  duly
                           authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters pursuant to this Agreement against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

                                    (viii)  The  Securities,   when  issued  and
                           delivered by the Company pursuant to this Agreement against payment therefor in accordance with the terms hereof, will be free of any preemptive rights arising by operation of law, under contract or under the charter or bylaws of the Company or, to their knowledge, otherwise, except for the preemptive rights of Colony which have been waived.

                                    (ix)  As of  the  date  hereof,  there  are,
                           including the Securities to be issued to the Underwriters, 55,064,330 shares of Common Stock outstanding, as may be adjusted for shares issued pursuant to the Company's employee benefit plans, the dividend reinvestment plan and the non-employee director stock plan and no shares of Preferred Stock outstanding.

                                    (x)  The  form  of   certificates   for  the
                           Securities   conforms  to  the  requirements  of  the
                           Delaware General Corporation Law.

                                    (xi) The Securities  conform in all material
                           respects to the descriptions thereof contained in the Prospectus.

                                    (xii) The  Registration  Statement  has been
                           declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                    (xiii)  The  Registration   Statement,   the
                           Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and schedules and other financial data included or incorporated by reference therein and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                                    (xiv)  To the best of  their  knowledge  and
                           information, there is not pending, and the Company has not received any notice of any threatened, action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in any Material Adverse Change, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance by the Company of its obligations hereunder; and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or that affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

                                    (xv) The information in the Prospectus under
                           "Business and Properties -- Properties," "Business and Properties -- Regulation," "Business and Properties -- Legal Proceedings," "Description of the Notes," "Description of Debt Securities," "Certain Federal Income Tax Considerations," "Restrictions on Transfers of Capital Stock," "Description of Preferred Stock" and "Description of Common Stock" and in the Registration Statement under Item 15 of
                           Part II thereof, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects; to the best of such counsel's knowledge, there are no statutes or regulations, and no legal or governmental actions, suits or proceedings pending or threatened against the Company that are required to be described in the Prospectus that are not described as required and the opinion of such firm set forth under "Certain Federal Income Tax Considerations" is confirmed.

                                    (xvi) All  descriptions in the Prospectus of
                           contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of their knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of their knowledge or information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

                                    (xvii) No authorization,  approval,  consent
                           or order of any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance or sale of the Securities to the Underwriters; and the execution, delivery and performance of this Agreement and the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the NationsBank Facility or (B) to the best of their knowledge and information, any other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject except for any such conflict, breach, default or Repayment Event which would not, either singly or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

                                    (xviii)  The   documents   incorporated   by
                           reference in the Prospectus (other than the financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

                                    (xix)  The  Company  is not  an  "investment
                           company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                                    (xx)  To  the   best   of   such   counsel's
                           knowledge, neither the Company nor its subsidiaries are in violation of their charter or bylaws; and the Company and its subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes in the jurisdictions in which they are conducting their business, except for such failures to comply which, either singly or in the aggregate, would not have a Material Adverse Effect.

                                    (xxi) The Company has been and is  organized
                           in conformity with the requirements for qualification and taxation as a REIT under the Code and its method of operation has at all times enabled, and its proposed method of operation will enable, the Company to qualify as a REIT under the Code.

                           Such  opinion  shall be to such  further  effect with
                  respect to legal matters relating to this Agreement and the sale of the Securities as counsel to the Underwriters may reasonably request. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                           (2) The  favorable  opinion,  dated as of the Closing
                  Time, of Latham & Watkins, counsel for the Underwriters, with respect to the matters set forth in clauses (i), (vi), (vii),
                  (xii) and (xiii) of subsection (b)(1) of this Section, except that, with respect to the matters referred to in (xiii), no opinion need be expressed as to the documents incorporated by reference in the Registration Statement.

                           (3) In giving their opinions  required by subsections
                  (b)(1) and (b)(2), respectively, of this Section, Kutak Rock and Latham & Watkins shall each additionally state that nothing has come to their attention that led them to believe that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein and the Form T-1, as to which such counsel need make no statement), at the time it became effective or on the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need make no statement), on the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the date of such prospectus), or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of a senior officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in
         Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c) the term "Prospectus" means the Prospectus in the form first used by the Underwriters to confirm sales of the Securities.

                  (d) At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1934 Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement), nothing has come to their attention which causes them to believe that (A) any material modifications should be made to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles or (B) the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations or (C) at a specified date not more than three days prior to the date of this Agreement, there has been any change in the consolidated capital stock of the Company or any increase in total liabilities or any decrease in total assets as compared with the amounts shown in the June 30, 1998 balance sheet included in the Registration Statement or, during the period from June 30, 1998 to a specified date not more than three days prior to the date of this Agreement, there were any decreases as compared with the corresponding period in the preceding year, in total revenues, net income, net income per share or funds from operations of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter; (v) based upon limited procedures set forth in detail in such letter, nothing came to their attention that caused them to believe that the pro forma financial information included in the Registration Statement and the Prospectus does not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the unaudited pro forma information included in the Prospectus; (vi) they have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K; (vii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) any material modifications should be made to the unaudited consolidated financial statements incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles or (B) the unaudited consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act Regulations, and (viii) the unaudited amounts set forth under "Summary Financial Information" and "Selected Financial Data" in the Prospectus agree with the amounts set forth in the unaudited consolidated financial statements for those periods or were determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements included in the Registration Statement and Prospectus.

                  (e) At the Closing Time the Underwriters shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

                  (f) At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (g) At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule III hereto.

                  (h) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements of any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant date of Delivery, the Representatives shall have received:

                  (i) A certificate, dated such Date of Delivery, of a senior officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                  (ii) The favorable opinion of Kutak Rock, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(b)(1) hereof.

                  (iii) The favorable opinion of Latham & Watkins, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by section 5(b)(2) hereof.

                  (iv) A letter from Arthur Andersen LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (i) At the Closing Time and each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 3(k), 6 and 7 shall survive any such termination and remain in full force and effect.

         SECTION 6. INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the
         Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to the third sentence of Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration
Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

         SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discount received by it as set forth on the cover of the Prospectus exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. TERMINATION OF AGREEMENT.

         (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended or limited by the Commission or the New York Stock Exchange or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Arizona authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used by the Underwriters to confirm sales of the Securities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 3(k), 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, such arrangements shall not have been completed within such 24-hour period; then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., North Tower, World Financial Center, New York, New York 10281-1209, attention of Cara Londin, Director and General Counsel; notices to the Company shall be directed to it at 17207 North Perimeter Drive, Scottsdale, Arizona 85255, attention of Morton H. Fleischer, with a copy to Dennis L. Ruben at the same address.

         SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        FRANCHISE FINANCE CORPORATION OF
                                        AMERICA



                                        By:   /s/ JOHN BARRAVECCHIA
                                           ----------------------------------
                                           Name: John Barravecchia
                                           Title: Executive Vice President,
                                                  Chief Financial Officer and
                                                     Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BEAR, STEARNS & CO. INC.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



By        /s/ PAUL MEURER
  --------------------------------
        Authorized Signatory

For  themselves  and as  Representatives  of the  other  Underwriters  named  in
Schedule I hereto.

                                   SCHEDULE I

                                       to

                               PURCHASE AGREEMENT

                                                                  Number of
Underwriter                                                   Initial Securities
-----------                                                   ------------------
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated ...................................        980,000
Bear, Stearns & Co. Inc. ..................................        980,000
Morgan Stanley & Co. Incorporated .........................        980,000
NationsBanc Montgomery Securities LLC .....................        980,000
Salomon Smith Barney Inc. .................................        980,000
BT Alex. Brown Incorporated ...............................        100,000
Dreadner Kleinwort Benson North America LLC ...............        100,000
ING Baring Furman Selz LLC ................................        100,000
Legg Mason Wood Walker, Incorporated ......................        100,000
Lehman Brothers Inc. ......................................        100,000
PaineWebber Incorporated ..................................        100,000
Sutro & Co. Incorporated ..................................        100,000
J.C. Bradford & Co. .......................................         50,000
Dominick & Dominick LLC ...................................         50,000
EVEREN Securities, Inc. ...................................         50,000
Jefferies & Company, Inc. .................................         50,000
Morgan Keegan & Company, Inc. .............................         50,000
Raymond James & Associates, Inc. ..........................         50,000
The Robinson-Humphrey Company, LLC ........................         50,000
Wheat First Securities, Inc. ..............................         50,000
                                                                 ---------
      Total ...............................................      6,000,000
                                                                 =========

                                   SCHEDULE II

                                       to

                               PURCHASE AGREEMENT



         The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $23.00.

         The purchase price per share to be paid by the Underwriters for the Securities shall be $21.82125, being an amount equal to the initial public offering price set forth above less $1.17875 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                  SCHEDULE III

                                       to

                               PURCHASE AGREEMENT


Name                                  Title
----                                  -----

Morton H. Fleischer             Chairman, President and Chief Executive Officer
John R. Barravecchia            Executive Vice President, Chief Financial
                                  Officer, Treasurer and Assistant Secretary
Christopher H. Volk             Executive Vice President, Chief Operating
                                  Officer, Secretary and Assistant Treasurer
Stephen G. Schmitz              Executive Vice President, Chief Investment
                                  Officer and Assistant Secretary
Dennis L. Ruben                 Executive Vice President, General Counsel and
                                  Assistant Secretary
Catherine F. Long               Sr. Vice President-Finance, Principal Accounting
                                  Officer, Assistant Secretary and Assistant
                                  Treasurer
Robin L. Roach                  Sr. Vice President, Corporate Finance
Harold W. Vinson                Sr. Vice President, Property Management
Jon K. Taylor                   Sr. Vice President, Asset Management
Gregg A. Seibert                Sr. Vice President, Corporate Finance
Stephen Y. Schwanz              Sr. Vice President
Willie R. Barnes                Director
Robert W. Halliday              Director
Donald C. Hannah                Director
Kelvin L. Davis                 Director
Dennis E. Mitchem               Director
Louis P.Neeb                    Director
Kenneth B. Roath                Director
Casey J. Sylla                  Director
Shelby Yastrow                  Director

                                     III-1

EXHIBIT A

Form of Lock-up Agreement



                                February __, 1999




Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Bear, Stearns & Co. Inc.
  as Representatives of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, NY 10281-1209

       Re:  PROPOSED PUBLIC OFFERING BY FRANCHISE FINANCE CORPORATION OF AMERICA

Ladies and Gentlemen:

         The undersigned, a stockholder and an officer and/or director of Franchise Finance Corporation of America, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Bear, Stearns & Co. Inc. ("Bear Stearns") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                        Very truly yours,




                                        Signature: _____________________________

                                        Print Name _____________________________

                                      A-2